UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 30, 2008

ENERGY KING, INC.
(Exact Name of Issuer as Specified in its Charter)

Nevada	0-27454	20-3161375
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1929 Main St., Suite 106,, Irvine, CA 92614
(Address of principal executive offices)

(949) 468-4444
(Issuer’s telephone number, including area code)

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On October 30, 2008, Randy Eakin, 46, a director of Energy King, Inc. ("Energy King") resigned his position as a director. On that day Mr. Eakin sent Energy King an e-mail, a copy of which is attached hereto as Exhibit 99.1, stating that the resignation was effective immediately. Mr. Eakin stated in his e-mail that, “My decision is based strictly on the significance of other business commitments that I am currently juggling.  I simply find myself not being able to devote the amount of time to Energy King and other professional priorities that I think is appropriate.”

Mr. Eakin had been a member of the Board of Directors’ finance and auditing committees. Energy King will provide Mr. Eakin with a copy of this Form 8-K no later than the day it is filed and furnish Mr. Eakin with an opportunity to state in a letter addressed to Energy King as promptly as possible whether he agrees with the disclosure contained in this Form 8-K and if not, stating the respects in which he does not agree. Any such letter provided to Energy King by Mr. Eakin will be filed as an exhibit in an amendment to this Form 8-K within two days.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

The following documents are filed herewith as an exhibit to this Form 8-K:

Exhibit No.	Description of Exhibit
99.1	E-Mail from Randy Eakin dated October 30, 2008

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENERGY KING, INC.

November 5, 2008	By:	/s/ Larry Weinstein
Larry Weinstein
Corporate Secretary

Exhibit Index

Exhibit No.	Description of Exhibit
99.1	E-Mail from Randy Eakin dated October 30, 2008